UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

________________

Date of Report (Date of earliest event reported): November 22, 2013

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd., Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 22, 2013, we filed a resale shelf registration statement on Form S−3 with the Securities and Exchange Commission covering up to 9,600,000 shares of our common stock. We filed the resale shelf registration statement to satisfy our obligations under the registration rights agreement we entered into with the accredited investors that purchased shares of our common stock and warrants to purchase shares of our common stock in the previously reported private placement we completed on November 12, 2013.

After the resale shelf registration statement has been declared effective by the SEC, the selling stockholders listed therein may offer and sell up to 9,600,000 shares of our common stock in accordance with the plan of distribution described in the prospectus included in the registration statement. We do not know when or in what amounts the selling stockholders may offer for sale the shares covered by the prospectus, if at all. The selling stockholders may sell the shares covered by the prospectus from time to time and may also decide not to sell all, or any, of the shares. We will not receive any part of the proceeds from the sale of the shares by the selling stockholders.

The resale shelf registration statement was filed with the SEC but is not yet effective. The securities registered under the resale shelf registration statement may not be sold, nor may offers to buy be accepted prior to the time the resale shelf registration statement becomes effective. This report shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to our company, except to the extent, if any, expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY:    /s/ Kendra Berger

Kendra Berger

Chief Financial Officer

Date: November 22, 2013